Exhibit 99.1

JOHNSON FISTEL, LLP

Frank J. Johnson (SBN 174882)

frankj@johnsonfistel.com

Kristen O’Connor (SBN 305113)

kristeno@johnsonfistel.com

655 West Broadway, Suite 1400

San Diego, CA 92101

Telephone: (619) 230-0063

Facsimile: (619) 255-1856

Lead Counsel for Plaintiffs

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

OAKLAND DIVISION

IN RE RH SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No.: 4:18-cv-02452-YGR (Consolidated with: 3:18-cv-3930-YGR) NOTICE OF PROPOSED SETTLEMENT EXHIBIT A-1 Assigned for all purposes to Hon. Yvonne Gonzalez Rogers

NOTICE OF PROPOSED SETTLEMENT

TO:	ALL CURRENT RECORD SHAREHOLDERS AND THE BENEFICIAL OWNERS OF THE COMMON STOCK OF RH INC. (“RH” OR THE “COMPANY”) AS OF JUNE 17, 2020 (THE “RECORD DATE”) (“CURRENT RH SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED SHAREHOLDER DERIVATIVE ACTION (THE “ACTION”) BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD RH COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above-referenced consolidated shareholder derivative lawsuit. This Notice is provided by Order of the United States District Court for the Northern District of California (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the action entitled In re RH Shareholder Derivative Litigation, Lead Case No. 4:18-cv-02452-YGR (consolidated with Case No. 3:18-cv-3930-YGR) (the “Action”). Plaintiffs David Magnani and Hosrof Izmirliyan (on behalf of themselves and derivatively on behalf of RH) (“Plaintiffs”), individual defendants Gary Friedman, Karen Boone, Carlos Alberini, Keith Belling, Eri Chaya, Mark Demilio, Katie Mitic, Ali Rowghani, and Leonard Schlesinger (“Individual Defendants”) and nominal defendant RH have agreed upon terms to settle the Action and have signed a written Stipulation of Settlement (“Stipulation”) setting forth those settlement terms. Together, the Individual Defendants and nominal defendant RH are referred to as “Defendants.”

NOTICE OF PROPOSED SETTLEMENT

On October 6, 2020, at 2 p.m., before the Honorable Yvonne Gonzalez Rogers by Zoom platform, the link to which is available at https://cand.uscourts.gov/judges/gonzalez-rogers-yvonne-ygr, the Court will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine, pursuant to Federal Rule of Civil Procedure 23.1: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; and (iii) such other matters as may be necessary or proper under the circumstances.

II.	SUMMARY OF THE ACTION

A.	Description of the Action and Settlement

On April 24, 2018 and June 29, 2018 respectively, Plaintiffs David Magnani and Hosrof Izmirliyan filed shareholder derivative complaints in the U.S. District Court for the Northern District of California (the “Court”): Magnani v. Friedman, et al., Case No. 4:18-cv-02452-YGR (the “Magnani Action”) and Izmirliyan v. Friedman, et al., Case No. 3:18-cv-3930-YGR (the “Izmirliyan Action”). Thereafter, on July 19, 2018, the Court consolidated the Magnani and Izmirliyan Actions, and designated In re RH Shareholder Derivative Litigation, Lead Case No. 4:18-cv-02452-YGR, as the lead case (the “Action”).

The operative complaint in the Action asserts derivative claims on behalf of RH against the Individual Defendants for allegedly issuing false and misleading proxy statements in violation of Section 14(a) of the Securities Exchange Act of 1934, and for breaches of fiduciary duties, unjust enrichment, corporate waste, and insider selling in connection with the launch of the Company’s RH Modern line. The complaint alleges that the Individual Defendants allowed RH to make alleged misstatements regarding the roll out of the RH Modern product line and the company’s inventory levels. The complaint further alleges that while the Company’s stock price was artificially inflated, two of the officers and directors of RH breached their fiduciary duties while selling RH stock for personal gain. The complaint alleges that pre-suit demand on the RH Board would be futile.

On September 28, 2018, Defendants filed a motion to dismiss the complaint, and RH filed a motion to stay the Action, pending the resolution of the securities class action captioned In re RH, Inc. Securities Litigation, Case No. 4:17-cv-00554-YGR (N.D. Cal.) (the “Class Action”). In their

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motion to dismiss, Defendants argued that Plaintiffs failed to make a demand on RH’s Board to pursue litigation, as required by controlling Delaware law. Defendants further argued that Plaintiffs have not fulfilled their burden to plead particularized facts showing that any pre-suit demand would have been futile. Defendants also invoked RH’s forum selection clause, which designates Delaware courts as the exclusive fora for the breach of fiduciary duty claims asserted in the Action.

On January 23, 2019, the Court entered an order granting RH’s motion staying the Action pending the resolution of the Class Action. The Court declined to rule on the motion to dismiss at that time.

B.	The Settlement Negotiations

Plaintiffs sent a settlement demand to Defendants on May 22, 2019, outlining the terms upon which Plaintiffs would be willing to explore a resolution of the Action. Thereafter, the parties engaged in months of arms-length settlement negotiations. In January 2020, in order to facilitate further settlement negotiations, the parties agreed to participate in a mediation session before Michelle Yoshida, Esq. of Phillips ADR Enterprises, P.C. Ms. Yoshida is an experienced mediator with extensive experience in handling complex representative actions, including shareholder derivative actions. The mediation session was preceded by submission of detailed mediation statements and relevant exhibits by the parties. On March 12, 2020, the parties engaged in an all-day mediation session with Ms. Yoshida but were unable to reach an agreement at the mediation. However, the parties, with the substantial assistance of Ms. Yoshida, continued settlement discussions in the days following the March 12, 2020 mediation, culminating in a mediator’s proposal by Ms. Yoshida on March 18, 2020. The parties accepted the mediator’s proposal on March 19, 2020. The RH Board has, in an exercise of its independent business judgment, approved the Settlement, and each of its terms, as fair, just and adequate, and in the best interest of RH and its shareholders.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement, which are subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at http://ir.restorationhardware.com/.

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In connection with the Settlement of the Action, within ninety (90) days after final approval of the Settlement, the RH Board shall adopt such resolutions and amend appropriate committee charters to the extent applicable to ensure adherence to the Corporate Governance Reform Measures set forth below (“Measures”). The Measures will be maintained for a minimum of four (4) years from the Effective Date of the Stipulation. These Measures constitute part of the consideration for the Stipulation, and RH acknowledges and agrees that the Measures confer substantial benefits upon RH and its shareholders. RH also acknowledges and agrees that the Action precipitated and was the cause for the adoption of the Measures.

I.     MEETINGS OF INDEPENDENT DIRECTORS IN EXECUTIVE SESSION

The Company’s executive session practices of the RH Board shall be formalized and enhanced in accordance with the following specific terms and conditions:

a)    The outside directors shall regularly meet in executive session without any members of management or management directors.

b)    The overall frequency of such “executive session” meetings of the RH Board shall be not less than one-half of the number of all regularly scheduled RH Board meetings.

II.     DISCLOSURE COMMITTEE CHARTER

The RH Board shall adopt a Disclosure Committee Charter (the form of which has been reviewed by Plaintiffs’ Counsel) setting forth the certain enumerated powers and responsibilities for the Disclosure Committee consistent with the following:

a)    Among other things, the Disclosure Committee shall be charged with reviewing the (i) Company’s principal SEC disclosures consisting of its SEC filings of quarterly and annual reports on Forms 10-Q and 10-K, respectively, as well as its proxy statements, disclosures that include risk factors and registration statements under the Securities Act of 1933, as amended, (ii) material correspondence with the Staff of the Division of Corporate Finance of the SEC including responses to SEC comment letters and requests for no action relief, and (iii) other material investor disclosures as the Disclosure Committee may determine from time to time. The

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Disclosure Committee shall review any such investor disclosures and public filings with the objective of providing accurate and timely disclosures to investors of material information when and to the extent there is a duty to disclose such information under applicable laws and regulations.

b)    In connection with its review of such investor disclosures and public filings, the objective of the Disclosure Committee will be to solicit the review of and comment on the Company’s public disclosures by key Company personnel to the extent the disclosures concern subject matters pertaining to those individuals’ areas of responsibility or expertise.

c)    One of the objectives of the Disclosure Committee shall be to serve as a resource to assist the Company both in meeting its disclosure obligations in a timely manner and in supporting the CFO and CEO in the discharge of their obligations in connection with certification of SEC filings as required under applicable laws and regulations.

d)    The Disclosure Committee will report regularly to the Audit Committee regarding material disclosure items in the context of the Audit Committee’s review of SEC filings and other investor disclosures and will provide comments with respect to any disclosures in such filings related to the Company’s disclosure controls and procedures as of the end of each fiscal quarter and year-end.

e)    The membership of the Disclosure Committee shall include executives representing key areas of the Company’s operations that may be relevant to SEC filings and other investor disclosures including senior representatives from the following key functional areas of the Company (but not to the exclusion of other members being included from these or other functional areas) as applicable: (i) the finance and accounting organization including the Principal Accounting Officer and the Principal Financial Officer; (ii) legal including the Chief Legal Officer; (iii) tax including the head of tax; (iv) compliance including the Chief Compliance Officer; (v) risk including the senior leader of any risk function; (vi) investor relations; and (vii) internal audit, including the senior representative of the internal audit function. No Board member shall serve on the Disclosure Committee.

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f)    The Disclosure Committee shall hold regular meetings before the filing of the Company’s annual and quarterly financial statements with the SEC, as well as ad-hoc meetings from time to time as necessary in the performance of the duties and responsibilities of the Disclosure Committee.

g)    The Disclosure Committee shall extend invitations to employees, advisors, and other individuals as deemed necessary or appropriate by the Disclosure Committee in performing its duties and responsibilities.

h)    The specific listing of membership of the Disclosure Committee set forth in the charter shall not be in limitation of any other representation on or participation in the Disclosure Committee.

i)    The existence of the Disclosure Committee shall not in any way limit the participation of other Company personnel in investor disclosures and public filings by the Company.

j)    The Disclosure Committee shall be a component of the Company’s disclosure controls (“Disclosure Controls”), but the Disclosure Committee shall not itself be responsible for the overall design and/or implementation of the Company’s Disclosure Controls or the Company’s internal controls over financial reporting (“ICOFR”). The Disclosure Committee may provide comments and recommendations to the Audit Committee or members of the Company’s management team concerning the Company’s Disclosure Controls or ICOFR from time to time.

k)    The Disclosure Committee shall also report to and advise the CEO and CFO with respect to the certifications they must provide for the Company’s quarterly and annual reports. The Disclosure Committee may provide comments and recommendations to the CEO and/or CFO concerning the Company’s Disclosure Controls or ICOFR from time to time.

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l)    The Disclosure Committee shall undertake any other duties or responsibilities as may be prescribed from time to time by any of (i) the CFO; (ii) the CEO; or (iii) the Audit Committee and, in the event of any conflict in such directions, the Audit Committee shall have the ultimate authority to resolve any such conflict.

III.     AMENDMENTS TO AUDIT COMMITTEE CHARTER

The Audit Committee Charter shall be amended to delineate the following specific additional rights and responsibilities.

a)    The Audit Committee shall receive regular reporting from the Disclosure Committee in the context of the Audit Committee’s review of SEC filings and other investor disclosures. Such reporting may take the form of interviews and feedback to the Audit Committee by key members of the Disclosure Committee including, without limitation, the CFO and the Principal Accounting Officer.

b)    The Audit Committee may direct the Disclosure Committee to undertake such other actions and responsibilities as the Audit Committee may determine from time to time.

c)    Any action or responsibility of the Audit Committee that is undertaken with respect to the Disclosure Committee or otherwise may be performed by the Chair of the Audit Committee (as necessary or appropriate for the Audit Committee to perform its functions) and the Audit Committee may also delegate plenary authority to any other member of the Audit Committee from time to time as necessary or appropriate for the Audit Committee to perform its functions with respect to the Disclosure Committee.

d)    The Audit Committee shall meet at least five (5) times annually, including meetings before (i) filing each quarterly or annual report with the SEC; (ii) commencement of the annual audit; and (iii) completion of the annual audit.

e)    The Audit Committee shall meet at least four (4) times annually in executive session at which sessions any representatives of management as well as any management Board members shall not be present.

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IV.     CHIEF COMPLIANCE OFFICER

The responsibilities and duties of the Company’s Chief Compliance Officer position shall be delineated in accordance with the following specific terms and conditions:

a)    A charter document shall be created setting forth the duties and responsibilities of the Chief Compliance Officer which shall include:

i.

The Audit Committee working in consultation with the CEO may revise the duties and responsibilities of the Chief Compliance Officer position from time to time, which changes in such duties and responsibilities shall be reflected in the charter document.

ii.

The duties and responsibilities of the Chief Compliance Officer shall include (but not be limited to) the oversight and administration of the Company’s corporate governance and compliance policies, with the objective of (i) fostering a culture that integrates compliance and ethics into business processes and practices, and (ii) maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. Such duties shall be delineated in the charter document.

iii.

The Chief Compliance Officer shall report regularly to the Audit Committee and/or the Nominating and Governance Committee as appropriate with regard to (i) the Company’s compliance with applicable laws and regulations, (ii) relevant topics concerning the Company’s corporate governance, and (iii) any other material matters within the responsibility of the Chief Compliance Officer.

iv.

Any functional areas within the responsibility and authority of the Chief Compliance Officer may be performed by other Company personnel under the direction and supervision of the Chief Compliance Officer as may be determined from time to time by the Chief Compliance Officer.

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V.     DIRECTOR TRAINING, CONTINUING EDUCATION, EVALUATION AND REPORTING, AND ANNUAL SELF-ASSESSMENT

The practices of the RH Board regarding continuing education and self-assessment shall be enhanced in accordance with the following specific terms and conditions:

a)    Each member of the RH Board shall be reimbursed for attending approved programs for continuing education which shall include the Stanford Law School Directors’ College and other similar program(s) for continuing education.

b)    The Company shall provide other support to directors in the areas of continuing education which may include compliance and other forms of refresher training.

c)    The RH Board shall engage in an annual self-assessment concerning the operation and functioning of the RH Board and its various committees.

VI.     ENHANCEMENTS TO INSIDER TRADING COMPLIANCE

The Company’s insider trading compliance programs and practices shall be enhanced in conformity with the following specific terms and conditions:

a)    Officers and directors of the corporation shall be educated on the potential benefits of utilizing 10b5-1 trading plans in connection with transactions in RH stock;

b)    The Company’s insider trading policy shall make clear that officers and directors of the corporation are encouraged, where and to the extent practicable, to adopt such 10b5-1 plans in connection with transactions in RH stock;

c)    Any 10b5-1 trading plans shall be pre-cleared by the General Counsel and/or Chief Compliance Officer or such other compliance personnel as designated under the Company’s Insider Trading Policy;

d)    The General Counsel and/or Chief Compliance Officer will have responsibility for implementing and overseeing compliance with the Insider Trading Policy and reporting any material non-compliance and disciplinary determinations to the Audit Committee and/or the RH Board;

e)    The General Counsel and/or Chief Compliance Officer shall take other appropriate steps to facilitate compliance with the Insider Trading Policy including by

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making available to covered personnel training programs and other educational materials, and in the event of material violations, by taking appropriate remedial actions and recommending appropriate sanctions for noncompliance; and

f)    The General Counsel and/or Chief Compliance Officer will provide appropriate and timely reports to the Audit Committee and/or RH Board in the event of any applicable waivers or other exceptions to compliance.

VII.     CONFIDENTIAL WHISTLEBLOWER PROGRAM

The Company’s confidential whistleblower policy under Sarbanes-Oxley (the “SOX Whistleblower Program”) shall be enhanced with the following specific terms and conditions:

a)    Employees shall be advised that they may report matters concerning any questionable accounting or auditing matters concerning the Company to the Audit Committee through the SOX Whistleblower Program.

b)    Employees shall be advised by the terms and conditions of the SOX Whistleblower Program that the Company is not permitted to engage in retaliation with respect to confidential whistleblower tips through the SOX Whistleblower Program and that the employee is entitled to anonymity in submitting any whistleblower reports to the SOX Whistleblower Program.

c)    The SOX Whistleblower Program shall be administered under the direction of the Audit Committee with separate contact information and administration from other hotlines and complaint procedures directed to employees so as to maintain the integrity of the SOX Whistleblower Program.

d)    Whistleblower complaints that are directed to the Audit Committee through the SOX Whistleblower Program will be handled under the SOX Whistleblower Program in a manner that is designed to preserve the anonymity of the party submitting the complaint.

e)    The Company’s intranet shall provide employees with information about whistleblower options and the whistleblower protections provided to employees through the SOX Whistleblower Program.

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VIII.     ENHANCEMENTS FOR BOARD INDEPENDENCE

The Company shall adopt enhanced standards for director independence as set forth herein such that in addition to the standards required by the New York Stock Exchange, a director will be deemed independent of corporate management only if he or she:

a)    has neither been employed by the Company or by any of its direct or indirect subsidiaries in any capacity within the last five (5) calendar years;

b)    has not received, during the current calendar year or any of the three (3) immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration (less than $35,000) as a result of service as (or being affiliated with an entity that serves as): (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (ii) a significant supplier of the Company;

c)    has no personal service contracts with the Company, or any member of the Company’s senior management;

d)    is not an employee of a not-for-profit entity that receives contributions from the Company or the Company’s executive officers totaling the lesser of $100,000 or 1% of the charity’s total contribution in the preceding two (2) years;

e)    is not employed by a private or public company at which an executive officer of the Company serves as a director;

f)    has not had any of the relationships described in this Section’s subsections (a) through (e) above, with any affiliate of the Company;

g)    is not a member of the immediate family of any person described in this Section’s subsections (a) through (e) above; and

h)    a director is deemed to have received remuneration (other than remuneration as a director, including remuneration for serving as non-executive Chairperson of the RH Board, as a Committee Chair, as a member of a RH Board committee or as Lead Independent Director), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by RH, its subsidiaries, or affiliates, to any entity in which the

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director has a beneficial ownership interest of 10% or more. Remuneration is deemed de minimis remuneration if such remuneration is $35,000 or less in any calendar year, or if such remuneration is paid to an entity, it (i) did not for the calendar year exceed the lesser of $1 million, or 5% of the gross revenues of the entity; and (ii) did not directly result in a material increase in the compensation received by the director from that entity.

i)    The service of any director in an interim capacity as an officer of the Company, its subsidiaries, or affiliates (where the RH Board determines that appointment of a RH Board member to serve as an officer in such an interim capacity is necessary or advisable to assure the Company’s compliance with requirements under applicable law or under any listing rules of the New York Stock Exchange) shall not in and of itself trigger a conclusion of such director not being independent under any of the relationships described in ¶(a)–(i) above.

The Stipulation provides for the entry of the Judgment dismissing the Action against the Defendants with prejudice and, as explained in more detail in the Stipulation, barring and releasing certain known or unknown claims that have been and could have been asserted in the Action by Plaintiffs, RH, or by any RH shareholder derivatively on behalf of RH, against each and every Defendant and the Released Persons arising out of and based upon the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act that were or could have been alleged in the Action, or any claims in connection with, based upon, arising out of, or relating to the Settlement, but excluding any claims to enforce the Settlement. The Stipulation further provides that the entry of the Judgment will bar and release any known or unknown claims that have been or could have been asserted in the Action by the Defendants and RH against Plaintiffs or Plaintiffs’ Counsel related to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Action or based upon or arising out of the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.

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IV.	PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

After negotiating the Measures, Plaintiffs and RH, with the assistance of Ms. Yoshida, separately negotiated the attorneys’ fees and expenses the Company would pay to Plaintiffs’ Counsel. The Company has agreed to cause its insurance carriers to pay $1,000,000 for Plaintiffs’ Counsel’s attorneys’ fees and expenses, subject to court approval (“Fee and Expense Amount”). The Fee and Expense Amount will compensate Plaintiffs’ Counsel for the substantial benefits conferred upon RH and its shareholders as a result of Plaintiffs’ Counsel’s efforts on behalf of RH in the Action. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of RH and its shareholders. Additionally, Plaintiffs may apply to the Court for service awards in the amount of $5,000.00 per Plaintiff (“Service Awards”), to be paid out of such Fee and Expense Amount awarded by the Court. Defendants will take no position on this application.

V.	REASONS FOR THE SETTLEMENT

Counsel for the Parties believe that the Settlement is in the best interests of RH and its shareholders.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs believe that the claims asserted in the Action have merit, and Plaintiffs’ entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiffs recognize and acknowledge the expense and length of continued legal proceedings necessary to prosecute the Action through trial and the appeals process. Plaintiffs’ Counsel have taken into account the uncertain outcome and the risk of any litigation, especially in complex litigations such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the problems of proof and possible defenses to the claims asserted in the Action.

B.	Why Did the Defendants Agree to Settle?

Defendants have denied and continue to deny each and every one of the claims, contentions, and allegations made against them or that could have been made against them in the Action, and expressly deny all charges of wrongdoing or liability against them arising out of any of the conduct,

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statements, acts, or omissions alleged, or that could have been alleged in the Action. Defendants have denied and continue to deny that Plaintiffs lack standing to assert claims on RH’s behalf. Defendants assert that they have satisfied their fiduciary duties at all relevant times, have acted in good faith and in the best interests of RH and its shareholders, have meritorious defenses to Plaintiffs’ claims, and that judgment should be entered dismissing all claims against them with prejudice. Defendants also have denied and continue to deny, among other things, the allegations that Plaintiffs, RH, or its shareholders have suffered damage, or that Plaintiffs, RH, or its shareholders were harmed by the conduct alleged in the Action. Nevertheless, Defendants acknowledge that continuation of the Action would be lengthy and expensive, and recognize that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of the Action and to avoid the risks inherent in litigation, and without admitting any wrongdoing or liability whatsoever.

VI.	SETTLEMENT HEARING

On October 6, 2020, at 2 p.m., before the Honorable Yvonne Gonzalez Rogers, the Settlement Hearing will be held by Zoom platform, the link to which is available at https://cand.uscourts.gov/judges/gonzalez-rogers-yvonne-ygr. At the Settlement Hearing, the Court will consider, pursuant to Federal Rule of Civil Procedure 23.1, whether the terms of the Settlement are fair, reasonable, and adequate and in the best interests of RH and current RH shareholders and thus should be finally approved, whether the Fee and Expense Amount should be approved, and whether the Action should be dismissed with prejudice by entry of the Judgment pursuant to the Stipulation.

VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any current RH shareholder may, but is not required to, appear at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. RH SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

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VIII.     RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.    Your name, legal address, and telephone number;

2.    The number of shares of RH stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership; and Proof of being a current RH shareholder as of June 17, 2020; and

3.    A detailed statement of your objections to any matter before the Court and all grounds therefor, including any supporting documents to be considered by the Court.

All such objections must identify the case number and must be filed with the Clerk of the Court.

B.	You Must Timely File Written Objections with the Court and Deliver Them to Counsel for Plaintiffs and the Defendants

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN SEPTEMBER 22, 2020. The Court Clerk’s address is:

Clerk of the Court

United States District Court

1301 Clay Street

Oakland, CA 94612

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YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS AND THE DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN SEPTEMBER 22, 2020. Counsel’s addresses are:

Lead Counsel for Plaintiffs David Magnani and Hosrof Izmirliyan:

Frank J. Johnson

Kristen O’Connor

JOHNSON FISTEL, LLP

655 West Broadway, Suite 1400

San Diego, CA 92101

Counsel for Defendants:

Jordan Eth

Anna Erickson White

Mark R.S. Foster

Robert W. May

MORRISON & FOERSTER LLP

425 Market Street

San Francisco, CA 94105

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Parties.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the terms of the Stipulation. A copy of the Stipulation shall be available on the Investor Relations section of RH’s website until such time as the Court grants final approval of the Settlement. For additional information, you may also contact the counsel listed above.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED: August 3, 2020	/s/ Hon. Yvonne Gonzalez Rogers
BY ORDER OF THE COURT UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA

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JOHNSON FISTEL, LLP

Frank J. Johnson (SBN 174882)

frankj@johnsonfistel.com

Kristen O’Connor (SBN 305113)

kristeno@johnsonfistel.com

655 West Broadway, Suite 1400

San Diego, CA 92101

Telephone: (619) 230-0063

Facsimile: (619) 255-1856

Lead Counsel for Plaintiffs

[Additional counsel appear on signature page]

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

OAKLAND DIVISION

IN RE RH SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No.: 4:18-cv-02452-YGR (Consolidated with: 3:18-cv-3930-YGR) STIPULATION OF SETTLEMENT Assigned for all purposes to Hon. Yvonne Gonzalez Rogers

STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated June 17, 2020 (the “Stipulation”), is made and entered into by and among the following Settling Parties,1 each by and through their respective counsel: (i) Plaintiffs David Magnani and Hosrof Izmirliyan (“Plaintiffs”) (on behalf of themselves and derivatively on behalf of RH Inc. (“RH” or the “Company”); (ii) Individual Defendants; and (iii) nominal defendant RH. The Individual Defendants and nominal defendant RH are collectively referred to as “Defendants.” The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims, upon and subject to the terms and conditions hereof.

I.	TERMS OF STIPULATION AND SETTLEMENT AGREEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court pursuant to Federal Rule of Civil Procedure 23.1, that the claims asserted in the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice and with full preclusive effect, upon and subject to the terms and conditions of this Stipulation, as follows:

1.	Definitions

As used in the Stipulation, the following terms have the meanings specified below:

1.1 “Action” means the consolidated action pending in the U.S. District Court for the Northern District of California entitled In re RH Shareholder Derivative Litigation, Lead Case No. 4:18-cv-02452-YGR (consolidated with Izmirliyan v. Friedman, et al., Case No. 3:18-cv-3930-YGR).

1.2 “Class Action” means the securities class action captioned In re RH, Inc. Securities Litigation, Case No. 4:17-cv-00554-YGR (N.D. Cal.), which was ordered related to the Action by order of the Court dated July 16, 2018.

1.3 “Complaint” means the verified consolidated shareholder derivative complaint filed in the Action (ECF No. 25).

[1]	All capitalized terms not otherwise defined are defined in § I, at ¶1, “Definitions.”

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1.4 “Court” means the U.S. District Court for the Northern District of California.

1.5 “Defendants” means the Individual Defendants and nominal defendant RH.

1.6 “Effective Date” means the first date by which all of the events and conditions specified in ¶9.1 of this Stipulation have been met and have occurred.

1.7 “Final” means when the last of the following with respect to the Judgment (as defined below in ¶1.9) shall have occurred: (i) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (ii) an appeal has been filed and the court of appeal has either affirmed the Judgment/dismissal or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (iii) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment/dismissal or affirmed the court of appeals’ decision affirming the Judgment/dismissal or dismissing the appeal.

1.8 “Individual Defendants” means defendants Gary Friedman, Karen Boone, Carlos Alberini, Keith Belling, Eri Chaya, Mark Demilio, Katie Mitic, Ali Rowghani, and Leonard Schlesinger.

1.9 “Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit B hereto.

1.10 “Lead Counsel” means Johnson Fistel, LLP.

1.11 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.12 “Plaintiffs” means David Magnani and Hosrof Izmirliyan, and their respective agents, heirs, and/or successors.

1.13 “Plaintiffs’ Counsel” means any counsel that has appeared of record or rendered legal services to any Plaintiffs in connection with the Action.

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1.14 “RH Board” means the RH Board of Directors.

1.15 “Related Persons” means each of the Defendants’ past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, spouses, immediate family members, heirs, executors, personal or legal representatives, estates, administrators, trusts, predecessors, successors, and assigns, or other individual or entity in which any Defendant has or had a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal or legal representatives, estates, administrators, trusts, predecessors, successors, and assigns.

1.16 “Released Claims” shall collectively mean any and all claims for relief (including Unknown Claims), debts, rights, demands, suits, matters, liabilities, or causes of action, known or unknown, whether or not concealed or hidden, asserted or unasserted (including, without limitation, claims for damages, interest, attorneys’ fees, costs, expert or consulting fees and any other costs, expenses or liability, disgorgement, constructive trust, breach of duty of care and/or breach of duty of loyalty or good faith, breach of contract, fraud, misrepresentation, negligence, negligent supervision, gross negligence, negligent misrepresentation, professional negligence, intentional conduct, indemnification, insider trading, mismanagement, misconduct, waste of corporate assets, abuse of control, unjust enrichment, or violations of statutes, rules, or regulations, whether based on federal, state, local, statutory, or common law or any other law, rule, or regulation), that have been and could have been asserted in the Action by Plaintiffs, RH, or by any RH shareholder derivatively on behalf of RH, against each and every Defendant and the Released Persons arising out of and based upon the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act that were or could have been alleged in the Action, or any claims in connection with, based upon, arising out of, or relating to the Settlement, but excluding any claims to enforce the Settlement set forth in this Stipulation.

1.17 “Released Persons” means each of the Defendants and their Related Persons.

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1.18 “RH” or the “Company” means nominal defendant RH Inc., and its predecessors, successors, subsidiaries, affiliates, divisions, and assigns.

1.19 “Settling Parties” means, collectively, each of the Defendants, Plaintiffs (on behalf of themselves and derivatively on behalf of RH), RH, and RH’s shareholders.

1.20 “Unknown Claims” means any of the Released Claims which Plaintiffs, RH, or RH shareholders do not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs, Defendants, and RH shall expressly waive and each of the RH shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights, and benefits of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Upon the Effective Date, Plaintiffs and Defendants shall expressly waive, and each of the RH shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States or any foreign jurisdiction, or principle of common law, which is similar, comparable, or equivalent to California Civil Code Section 1542. Plaintiffs, Defendants, and RH shareholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff and Defendant shall expressly settle and release, and each RH shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent,

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whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the RH shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

2.	Description of the Action and Settlement

On April 24, 2018 and June 29, 2018 respectively, Plaintiffs David Magnani and Hosrof Izmirliyan filed shareholder derivative complaints in the U.S. District Court for the Northern District of California (the “Court”): Magnani v. Friedman, et al., Case No. 4:18-cv-02452-YGR (the “Magnani Action”) and Izmirliyan v. Friedman, et al., Case No. 3:18-cv-3930-YGR (the “Izmirliyan Action”). Thereafter, on July 19, 2018, the Court consolidated the Magnani and Izmirliyan Actions, and designated In re RH Shareholder Derivative Litigation, Lead Case No. 4:18-cv-02452-YGR, as the lead case (the “Action”).

The operative Complaint in the Action asserts derivative claims on behalf of RH against the Individual Defendants for allegedly issuing false and misleading proxy statements in violation of Section 14(a) of the Securities Exchange Act of 1934, and for breaches of fiduciary duties, unjust enrichment, corporate waste, and insider selling in connection with the launch of the Company’s RH Modern line. The Complaint alleges that the Individual Defendants allowed RH to make alleged misstatements regarding the roll out of the RH Modern product line and the company’s inventory levels. The Complaint further alleges that while the Company’s stock price was artificially inflated, two of the officers and directors of RH breached their fiduciary duties while selling RH stock for personal gain. The Complaint alleges that pre-suit demand on the RH Board would be futile.

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On September 28, 2018, Defendants filed a motion to dismiss the Consolidated Complaint, and RH filed a motion to stay the Action, pending the resolution of the Class Action. In their motion to dismiss, Defendants argued that Plaintiffs failed to make a demand on RH’s Board to pursue litigation, as required by controlling Delaware law. Defendants further argued that Plaintiffs have not fulfilled their burden to plead particularized facts showing that any pre-suit demand would have been futile. Defendants also invoked RH’s forum selection clause, which designates Delaware courts as the exclusive fora for the breach of fiduciary duty claims asserted in the Action.

On January 23, 2019, the Court entered an Order granting RH’s motion staying the Action pending the resolution of the Class Action. The Court declined to rule on the motion to dismiss at that time.

Plaintiffs sent a settlement demand to Defendants on May 22, 2019, outlining the terms upon which Plaintiffs would be willing to explore a resolution of the Action. Thereafter, the Settling Parties engaged in months of arms-length settlement negotiations. In January 2020, in order to facilitate further settlement negotiations, the Settling Parties agreed to participate in a mediation session before Michelle Yoshida, Esq. of Phillips ADR Enterprises, P.C. Ms. Yoshida is an experienced mediator with extensive experience in handling complex representative actions, including shareholder derivative actions. The mediation session was preceded by submission of detailed mediation statements and relevant exhibits by the Settling Parties. On March 12, 2020, the Settling Parties engaged in an all-day mediation session with Ms. Yoshida but were unable to reach an agreement at the mediation. However, the Settling Parties, with the substantial assistance of Ms. Yoshida, continued settlement discussions in the days following the March 12, 2020 mediation, culminating in a mediator’s proposal by Ms. Yoshida on March 18, 2020. The Settling Parties accepted the mediator’s proposal on March 19, 2020. The RH Board has, in an exercise of its independent business judgment, approved the Settlement, and each of its terms, as fair, reasonable, and adequate, and in the best interest of RH and its shareholders.

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3.	Plaintiffs’ Claims and the Benefits of the Settlement

3.1 Plaintiffs believe that the claims asserted in the Action have merit, and Plaintiffs’ entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, the Plaintiffs recognize and acknowledge the expense and length of continued legal proceedings necessary to prosecute the Action through trial and the appeals process. Plaintiffs’ Counsel have taken into account the uncertain outcome and the risk of any litigation, especially in complex litigations such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the problems of proof and possible defenses to the claims asserted in the Action.

3.2 Plaintiffs’ Counsel have conducted extensive investigation, including, inter alia: (i) reviewing RH’s press releases, public statements, SEC filings, and securities analysts’ reports, and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Action and the potential defenses thereto; (iv) preparing and filing derivative complaints, including the Consolidated Complaint; (v) conducting preliminary damages analyses; (vi) participating in informal conferences with Defendants’ counsel regarding the specific facts of the cases, the perceived strengths and weaknesses of the cases, and other issues in an effort to facilitate negotiations and conducting research into the Company’s corporate governance structure in order to make a settlement demand; (vii) participating in mediation and other conferences before Michelle Yoshida of Phillips ADR Enterprises, P.C; and (viii) negotiating this Settlement with Defendants. Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon RH and its shareholders. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of RH and its shareholders and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

4.	Defendants’ Denials of Wrongdoing and Liability

Defendants have denied and continue to deny each and every one of the claims, contentions, and allegations made against them or that could have been made against them in the Action, and expressly deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the

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Action. Defendants have denied and continue to believe that Plaintiffs lack standing to assert claims on RH’s behalf. Defendants assert that they have satisfied their fiduciary duties at all relevant times, have acted in good faith and in the best interests of RH and its shareholders, have meritorious defenses to Plaintiffs’ claims, and that judgment should be entered dismissing all claims against them with prejudice. Defendants also have denied and continue to deny, among other things, the allegations that Plaintiffs, RH, or its shareholders have suffered damage, or that Plaintiffs, RH, or its shareholders were harmed by the conduct alleged in Action. Nevertheless, Defendants acknowledge that continuation of the Action would be lengthy and expensive, and recognize that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of the Action and to avoid the risks inherent in litigation, and without admitting any wrongdoing or liability whatsoever.

5.	Corporate Governance Reforms

5.1 In connection with the Settlement of the Action, within ninety (90) days after final approval of the Settlement, the RH Board shall adopt such resolutions and amend appropriate committee charters to the extent applicable to ensure adherence to the Corporate Governance Measures (“Measures”). The Measures shall be maintained for a minimum of four (4) years from the Effective Date of this Stipulation. These Measures constitute part of the consideration for this Stipulation, and RH acknowledges and agrees that the Measures confer substantial benefits upon RH and its shareholders. RH also acknowledges and agrees that the Action precipitated and was the cause for the adoption of the Measures set forth below.

I.	MEETINGS OF INDEPENDENT DIRECTORS IN EXECUTIVE SESSION

5.2 The Company’s executive session practices of the RH Board shall be formalized and enhanced in accordance with the following specific terms and conditions:

a) The outside directors shall regularly meet in executive session without any members of management or management directors.

b) The overall frequency of such “executive session” meetings of the RH Board shall be not less than one-half of the number of all regularly scheduled RH Board meetings.

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II. DISCLOSURE COMMITTEE CHARTER

5.3 The RH Board shall adopt a Disclosure Committee Charter (the form of which has been reviewed by Plaintiffs’ Counsel) setting forth the certain enumerated powers and responsibilities for the Disclosure Committee consistent with the following:

a) Among other things, the Disclosure Committee shall be charged with reviewing the (i) Company’s principal SEC disclosures consisting of its SEC filings of quarterly and annual reports on Forms 10-Q and 10-K, respectively, as well as its proxy statements, disclosures that include risk factors and registration statements under the Securities Act of 1933, as amended, (ii) material correspondence with the Staff of the Division of Corporate Finance of the SEC including responses to SEC comment letters and requests for no action relief, and (iii) other material investor disclosures as the Disclosure Committee may determine from time to time. The Disclosure Committee shall review any such investor disclosures and public filings with the objective of providing accurate and timely disclosures to investors of material information when and to the extent there is a duty to disclose such information under applicable laws and regulations.

b) In connection with its review of such investor disclosures and public filings, the objective of the Disclosure Committee will be to solicit the review and comment on the Company’s public disclosures by key Company personnel to the extent the disclosures concern subject matters pertaining to those individuals’ areas of responsibility or expertise.

c) One of the objectives of the Disclosure Committee shall be to serve as a resource to assist the Company both in meeting its disclosure obligations in a timely manner and in supporting the CFO and CEO in the discharge of their obligations in connection with certification of SEC filings as required under applicable laws and regulations.

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d) The Disclosure Committee will report regularly to the Audit Committee regarding material disclosure items in the context of the Audit Committee’s review of SEC filings and other investor disclosures and will provide comments with respect to any disclosures in such filings related to the Company’s disclosure controls and procedures as of the end of each fiscal quarter and year-end.

e) The membership of the Disclosure Committee shall include executives representing key areas of the Company’s operations that may be relevant to SEC filings and other investor disclosures including senior representatives from the following key functional areas of the Company (but not to the exclusion of other members being included from these or other functional areas) as applicable: (i) the finance and accounting organization including the Principal Accounting Officer and the Principal Financial Officer, (ii) legal including the Chief Legal Officer; (iii) tax including the head of tax; (iv) compliance including the Chief Compliance Officer; (v) risk including the senior leader of any risk function; (vi) investor relations; and (vii) internal audit, including the senior representative of the internal audit function. No Board member shall serve on the Disclosure Committee.

f) The Disclosure Committee shall hold regular meetings before the filing of the Company’s annual and quarterly financial statements with the SEC, as well as ad-hoc meetings from time to time as necessary in the performance of the duties and responsibilities of the Disclosure Committee.

g) The Disclosure Committee shall extend invitations to employees, advisors, and other individuals as deemed necessary or appropriate by the Disclosure Committee in performing its duties and responsibilities.

h) The specific listing of membership of the Disclosure Committee set forth in the charter shall not be in limitation of any other representation on or participation in the Disclosure Committee.

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i) The existence of the Disclosure Committee shall not in any way limit the participation of other Company personnel in investor disclosures and public filings by the Company.

j) The Disclosure Committee shall be a component of the Company’s disclosure controls (“Disclosure Controls”), but the Disclosure Committee shall not itself be responsible for the overall design and/or implementation of the Company’s Disclosure Controls or the Company’s internal controls over financial reporting (“ICOFR”). The Disclosure Committee may provide comments and recommendations to the Audit Committee or members of the Company’s management team concerning the Company’s Disclosure Controls or ICOFR from time to time.

k) The Disclosure Committee shall also report to and advise the CEO and CFO with respect to the certifications they must provide for the Company’s quarterly and annual reports. The Disclosure Committee may provide comments and recommendations to the CEO and/or CFO concerning the Company’s Disclosure Controls or ICOFR from time to time.

l) The Disclosure Committee shall undertake any other duties or responsibilities as may be prescribed from time to time by any of (i) the CFO; (ii) the CEO; or (iii) the Audit Committee and, in the event of any conflict in such directions, the Audit Committee shall have the ultimate authority to resolve any such conflict.

III. AMENDMENTS TO AUDIT COMMITTEE CHARTER

5.4 The Audit Committee Charter shall be amended to delineate the following specific additional rights and responsibilities.

a) The Audit Committee shall receive regular reporting from the Disclosure Committee in the context of the Audit Committee’s review of SEC filings and other investor disclosures. Such reporting may take the form of interviews and feedback to the Audit Committee by key members of the Disclosure Committee including, without limitation, the CFO and the Principal Accounting Officer.

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b) The Audit Committee may direct the Disclosure Committee to undertake such other actions and responsibilities as the Audit Committee may determine from time to time.

c) Any action or responsibility of the Audit Committee that is undertaken with respect to the Disclosure Committee or otherwise may be performed by the Chair of the Audit Committee (as necessary or appropriate for the Audit Committee to perform its functions) and the Audit Committee may also delegate plenary authority to any other member of the Audit Committee from time to time as necessary or appropriate for the Audit Committee to perform its functions with respect to the Disclosure Committee.

d) The Audit Committee shall meet at least five (5) times annually, including meetings before (i) filing each quarterly or annual report with the SEC; (ii) commencement of the annual audit; and (iii) completion of the annual audit.

e) The Audit Committee shall meet at least four (4) times annually in executive session at which sessions any representatives of management as well as any management Board members shall not be present.

IV. CHIEF COMPLIANCE OFFICER

5.5 The responsibilities and duties of the Company’s Chief Compliance Officer position shall be delineated in accordance with the following specific terms and conditions:

a) A charter document shall be created setting forth the duties and responsibilities of the Chief Compliance Officer which shall include:

i.

The Audit Committee working in consultation with the CEO may revise the duties and responsibilities of the Chief Compliance Officer position from time to time, which changes in such duties and responsibilities shall be reflected in the charter document.

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ii.

The duties and responsibilities of the Chief Compliance Officer shall include (but not be limited to) the oversight and administration of the Company’s corporate governance and compliance policies, with the objective of (i) fostering a culture that integrates compliance and ethics into business processes and practices, and (ii) maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. Such duties shall be delineated in the charter document.

iii.

The Chief Compliance Officer shall report regularly to the Audit Committee and/or the Nominating and Governance Committee as appropriate with regard to (i) the Company’s compliance with applicable laws and regulations, (ii) relevant topics concerning the Company’s corporate governance, and (iii) any other material matters within the responsibility of the Chief Compliance Officer.

iv.

Any functional areas within the responsibility and authority of the Chief Compliance Officer may be performed by other Company personnel under the direction and supervision of the Chief Compliance Officer as may be determined from time to time by the Chief Compliance Officer.

V. DIRECTOR TRAINING, CONTINUING EDUCATION, EVALUATION AND REPORTING,

AND ANNUAL SELF-ASSESSMENT

5.6 The practices of the RH Board regarding continuing education and self-assessment shall be enhanced in accordance with the following specific terms and conditions:

a) Each member of the RH Board shall be reimbursed for attending approved programs for continuing education which shall include the Stanford Law School Directors’ College and other similar program(s) for continuing education.

b) The Company shall provide other support to directors in the areas of continuing education which may include compliance and other forms of refresher training.

c) The RH Board shall engage in an annual self-assessment concerning the operation and functioning of the RH Board and its various committees.

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VI. ENHANCEMENTS TO INSIDER TRADING COMPLIANCE

5.7 The Company’s insider trading compliance programs and practices shall be enhanced in conformity with the following specific terms and conditions:

a) Officers and directors of the corporation shall be educated on the potential benefits of utilizing 10b5-1 trading plans in connection with transactions in RH stock;

b) The Company’s insider trading policy shall make clear that officers and directors of the corporation are encouraged, where and to the extent practicable, to adopt such 10b5-1 plans in connection with transactions in RH stock;

c) Any 10b5-1 trading plans shall be pre-cleared by the General Counsel and/or Chief Compliance Officer or such other compliance personnel as designated under the Company’s Insider Trading Policy;

d) The General Counsel and/or Chief Compliance Officer will have responsibility for implementing and overseeing compliance with the Insider Trading Policy and reporting any material non-compliance and disciplinary determinations to the Audit Committee and/or the RH Board;

e) The General Counsel and/or Chief Compliance Officer shall take other appropriate steps to facilitate compliance with the Insider Trading Policy including by making available to covered personnel training programs and other educational materials, and in the event of material violations, by taking appropriate remedial actions and recommending appropriate sanctions for noncompliance; and

f) The General Counsel and/or Chief Compliance Officer will provide appropriate and timely reports to the Audit Committee and/or RH Board in the event of any applicable waivers or other exceptions to compliance.

VII. CONFIDENTIAL WHISTLEBLOWER PROGRAM

5.8 The Company’s confidential whistleblower policy under Sarbanes-Oxley (the “SOX Whistleblower Program”) shall be enhanced with the following specific terms and conditions:

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a) Employees shall be advised that they may report matters concerning any questionable accounting or auditing matters concerning the Company to the Audit Committee through the SOX Whistleblower Program.

b) Employees shall be advised by the terms and conditions of the SOX Whistleblower Program that the Company is not permitted to engage in retaliation with respect to confidential whistleblower tips through the SOX Whistleblower Program and that the employee is entitled to anonymity in submitting any whistleblower reports to the SOX Whistleblower Program.

c) The SOX Whistleblower Program shall be administered under the direction of the Audit Committee with separate contact information and administration from other hotlines and complaint procedures directed to employees so as to maintain the integrity of the SOX Whistleblower Program.

d) Whistleblower complaints that are directed to the Audit Committee through the SOX Whistleblower Program will be handled under the SOX Whistleblower Program in a manner that is designed to preserve the anonymity of the party submitting the complaint.

e) The Company’s intranet shall provide employees with information about whistleblower options and the whistleblower protections provided to employees through the SOX Whistleblower Program.

VIII. ENHANCEMENTS FOR BOARD INDEPENDENCE

5.9 The Company shall adopt enhanced standards for director independence as set forth herein such that in addition to the standards required by the New York Stock Exchange, a director will be deemed independent of corporate management only if he or she:

a) has neither been employed by the Company or by any of its direct or indirect subsidiaries in any capacity within the last five (5) calendar years;

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b) has not received, during the current calendar year or any of the three (3) immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration (less than $35,000) as a result of service as (or being affiliated with an entity that serves as): (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (ii) a significant supplier of the Company;

c) has no personal service contracts with the Company, or any member of the Company’s senior management;

d) is not an employee of a not-for-profit entity that receives contributions from the Company or the Company’s executive officers totaling the lesser of $100,000 or 1% of the charity’s total contribution in the preceding two (2) years;

e) is not employed by a private or public company at which an executive officer of the Company serves as a director;

f) has not had any of the relationships described in this Section’s subsections (a) through (e) above, with any affiliate of the Company;

g) is not a member of the immediate family of any person described in this Section’s subsections (a) through (e) above; and

h) a director is deemed to have received remuneration (other than remuneration as a director, including remuneration for serving as non-executive Chairperson of the RH Board, as a Committee Chair, as a member of a RH Board committee or as Lead Independent Director), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by RH, its subsidiaries, or affiliates, to any entity in which the director has a beneficial ownership interest of 10% or more. Remuneration is deemed de minimis remuneration if such remuneration is $35,000 or less in any calendar year, or if such remuneration is paid to an entity, it (i) did not for the calendar year exceed the lesser of $1 million, or 5% of the gross revenues of the entity; and (ii) did not directly result in a material increase in the compensation received by the director from that entity.

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i) The service of any director in an interim capacity as an officer of the Company, its subsidiaries, or affiliates (where the RH Board determines that appointment of a RH Board member to serve as an officer in such an interim capacity is necessary or advisable to assure the Company’s compliance with requirements under applicable law or under any listing rules of the New York Stock Exchange) shall not in and of itself trigger a conclusion of such director not being independent under any of the relationships described in ¶5.09(a)–(i) above.

IX. MODIFICATION MEASURES

5.10 Nothing in this Stipulation will require the Company to implement or maintain any of the requirements listed herein, if, in the opinion of Company counsel and supported by the opinion of outside counsel to the Company, such act or failure to act would result in a reasonably foreseeable risk that the Company, or the RH Board or any of its committees, or any affiliate of the Company, or any executive, director, officer, agent, or employee, of the Company or any affiliate, would be in violation of any federal or state law, statute, rule, or regulation, or any fiduciary or other duty that now exists or applies in the future (collectively, the “Laws and Duties”).

5.11 In the event of such a determination, Defendants’ counsel shall notify Plaintiffs’ Counsel in writing of any changes or modifications to the corporate governance measure at issue (the “Changes”) that the Company so determines to be necessary and appropriate. If Plaintiffs object to the Changes or request modifications to the Changes, and the Company and Plaintiffs are able to reach an agreement regarding modifications to the Changes, then such agreed upon modifications shall be adopted as promptly as practicable after there is a signed agreement by the parties regarding such modifications. In the event the Company and Plaintiffs are unable to reach an agreement on such modifications, the parties hereby agree to submit any such dispute to confidential arbitration using a single arbitrator in San Francisco under the arbitration rules of JAMS/ENDispute pertaining to commercial controversies. Such arbitrator shall have power and authorization to render a binding decision on such matters. Such dispute shall be determined as rapidly as possible, with the arbitrator being advised that the process and decision shall be undertaken on an expedited basis with the expectation that the arbitration shall occur not later

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than thirty (30) days from the date the arbitrator is retained and a decision shall be rendered within thirty (30) days from the date of the arbitration. The decision shall not be appealable and shall be subject to the then existing rules of the Judicial Arbitration and Mediation Services as may be modified by agreement of the parties.

5.12 Defendants hereby represent that they are not currently aware of any risk that would trigger the application of ¶5.11.

6.	Procedure for Implementing the Settlement

6.1 Promptly after execution of this Stipulation, Plaintiffs shall submit the Stipulation and its Exhibits to the Court and shall apply for an order substantially in the form of Exhibit A hereto, requesting the preliminary approval of the Settlement set forth in this Stipulation (the “Preliminary Approval Order”), and approval for the publication of the Notice of Proposed Settlement and of Settlement Hearing (the “Notice”) and the Summary Notice of Proposed Settlement and of Settlement Hearing (the “Summary Notice”) substantially in the form of Exhibits A-1 and A-2 hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to current RH shareholders; and (iii) a date for a final hearing at which the Court will determine, among other matters, whether the terms of the Settlement should be approved, whether a final judgment should be entered, and whether to approve the separately negotiated Fee and Expense Amount (the “Settlement Hearing”), pursuant to Federal Rule of Civil Procedure 23.1.

6.2 Within ten (10) business days of the issuance of the Preliminary Approval Order, RH (i) shall cause the Stipulation and Notice to be filed with the SEC via a Form 8-K, (ii) shall publish the Summary Notice substantially in the form of Exhibit A-2 hereto, for one day in Investor’s Business Daily, and (iii) shall post a link to the Stipulation and Notice on RH’s website such that visitors to the “Investor Relations” section of the website will readily find a hyperlink to the Notice, which shall be maintained as an active link until such time as the Court grants final approval of the settlement. All costs in providing notice will be paid by RH. The Settling Parties believe the content and manner of the notice, as set forth in this paragraph,

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constitutes adequate and reasonable notice to current RH shareholders pursuant to applicable law and due process. At least seven (7) calendar days before the Settlement Hearing, RH’s Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice and Summary Notice.

7.	Releases

7.1 Upon the Effective Date, RH, Plaintiffs (acting on their own behalf and derivatively on behalf of RH), and each of RH’s shareholders (solely in their capacity as RH shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons, provided that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation or the Judgment.

7.2 Upon the Effective Date, RH, Plaintiffs (acting on their own behalf and derivatively on behalf of RH), and each of RH’s shareholders (solely in their capacity as RH shareholders) will be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on the Released Claims or any action or proceeding arising out of, related to, or in connection with the settlement or resolution of the Action, provided that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation or the Judgment.

7.3 Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, RH, and all of the RH shareholders (solely in their capacity as RH shareholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation or the Judgment.

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7.4 Nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of Defendants and/or RH against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims by the Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of the Defendants relating in any way to indemnification or advancement of attorneys’ fees relating to the Action or the Released Claims, whether under any written indemnification or advancement agreement, or under the Company’s charter, by-laws or operating agreement, or under applicable law.

8.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

8.1 As a result of arm’s-length negotiations and with the substantial assistance of the Mediator, and in light of the substantial benefits conferred upon RH by Plaintiffs’ Counsel’s efforts, RH shall cause its insurance carriers to pay Plaintiffs’ Counsel the amount of $1,000,000, subject to Court approval (the “Fee and Expense Amount”). This agreement was reached in connection with the parties’ mediation and after the Settling Parties had substantially negotiated the Measures. The Fee and Expense Amount shall constitute final and complete payment for Plaintiffs’ attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Action.

8.2 In full and final settlement of the claims asserted in the Action against the Defendants and in consideration of the releases specified herein, Defendants’ shall cause the Fee and Expense Amount to be deposited by their insurance carriers into an escrow account controlled by Plaintiffs’ Counsel within thirty (30) calendar days of (i) the entry of the Preliminary Approval Order, as defined in ¶6.1 herein, and (ii) the date on which Plaintiffs’ Counsel provides sufficient written payment instructions to Defendants’ Counsel, whichever is later, and shall be immediately releasable upon entry of the Judgment and an order approving the Fee and Expense Amount, notwithstanding the existence of any collateral attacks on the Settlement, including, without limitation, any objections or appeals. In the event that the

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Judgment fails to become Final, then it shall be the several obligation of Plaintiffs’ Counsel to make appropriate refunds or repayments of any attorneys’ fees and expenses previously paid within thirty (30) calendar days from receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction. Other than the obligation to pay or cause to be paid the Fee and Expense Amount, neither the Defendants nor any other Released Person shall have any obligations to make any other payment pursuant to this Stipulation, and shall have any responsibility, obligation, or liability with respect to the escrow account or the monies maintained therein or the administration related to the Fee and Expense Amount, including, without limitation, any responsibility or liability related to allocation of the Fee and Expense Amount among Plaintiffs’ Counsel, any fees, taxes, investment decisions, maintenance, supervision or distribution of any portion of the Fee and Expense Amount. The Fee and Expense Amount shall constitute full, complete, and exclusive compensation for Plaintiffs’ Counsel’s efforts, fees, services, and expenses.

8.3 Plaintiffs may apply to the Court for service awards in the amount of $5,000.00 per Plaintiff (“Service Awards”), to be paid out of such Fee and Expense Amount awarded by the Court. Defendants will take no position on this application.

9.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

9.1 The Effective Date is conditioned on the occurrence of all of the following events, and is the first date by which all of the following events and conditions have been met and have occurred:

a)	Approval of the Settlement, and each of its terms, by the RH Board;

b)	Entry by the Court of the Judgment and an order approving the Settlement;

c)	Payment of the Fee and Expense Amount; and

d)	the Judgment has become Final.

9.2 If any of the conditions specified in ¶9.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶9.4, unless the Settling Parties mutually agree in writing to proceed with the Stipulation.

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9.3 Any proceeding, appeal, or petition pertaining solely to the Fee and Expense Amount or reversal or modification thereof, shall not operate to terminate, modify, or cancel this Stipulation, or affect or delay the Effective Date or the finality of the Judgment approving this Stipulation and the Settlement of the Action.

9.4 If for any reason the Effective Date does not occur, or if this Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms: (i) the payments to Plaintiffs’ Counsel pursuant to ¶8 shall be returned and repaid to the payor within thirty (30) calendar days of the event that triggered the repayment obligation; (ii) the Settling Parties shall be restored to their respective positions as of the date immediately preceding the full execution of this Stipulation; and (iii) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose in the Action or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceedings for any purpose, and any Judgment or other order entered in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

10.	Additional Provisions

10.1 The Settling Parties (i) acknowledge that it is their intent to consummate this Stipulation and Settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and the Settlement and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation and the Settlement.

10.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs, Defendants, and RH with respect to the Action. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties agree that the parties and their respective counsel at all times during the course of the Action complied

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with the applicable rules, including, without limitation, Federal Rule of Civil Procedure 11. The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel.

10.3 Neither the Stipulation (including any Exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be, or may be offered, attempted to be offered, or used in any way by the Settling Parties as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence, or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

10.4 The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

10.5 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

10.6 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties, or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

10.7 Each counsel or other Person executing the Stipulation and/or the Exhibits attached hereto on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.

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10.8 Except as otherwise provided herein, each Settling Party shall bear its own costs.

10.9 The Stipulation may be executed in one or more counterparts. A faxed signature or electronically scanned (in .pdf format) signature shall be deemed an original signature for the purposes of this Stipulation. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

10.10 The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

10.11 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Stipulation and the Settlement.

10.12 This Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that state’s choice-of-law principles.

10.13 The Settling Parties hereby represent and warrant that they have not assigned any rights, claims, or causes of action that were asserted or could have been asserted in connection with, under, or arising out of the Released Claims.

10.14 All agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Stipulation.

10.15 Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the parties have caused the Stipulation to be executed, by their duly authorized attorneys, dated June 17, 2020.

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Respectfully submitted,

Dated: June 17, 2020		JOHNSON FISTEL, LLP FRANK J. JOHNSON KRISTEN O’CONNOR

	By:	/s/ Frank J. Johnson

FRANK J. JOHNSON

655 West Broadway, Suite 1400

San Diego, CA 92101

Telephone: (619) 230-0063

Facsimile: (619) 255-1856

frankj@johnsonfistel.com

kristeno@johnsonfistel.com

Lead Counsel and Counsel for Plaintiffs David Magnani and Hosrof Izmirliyan

THE WEISER LAW FIRM, P.C. JAMES M. FICARO 22 Cassatt Avenue Berwyn. PA 19312 Telephone: (610) 225-2677 jmf@weiserlawfirm.com Counsel for Hosrof Izmirliyan

ROBBINS GELLER RUDMAN & DOWD LLP

TRAVIS E. DOWNS III

BENNY C. GOODMAN III

655 West Broadway, Suite 1900

San Diego, CA 92101

Telephone: (619) 231-1058

Facsimile: (619) 231-7423

travisd@rgrdlaw.com

bennyg@rgrdlaw.com

Additional Counsel for Plaintiffs

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Dated: _June 17, 2020		MORRISON & FOERSTER LLP JORDAN ETH (SBN 121617) ANNA ERICKSON WHITE (SBN 161385) MARK R.S. FOSTER (SBN 223682) ROBERT W. MAY (SBN 295566)

	By:	/s/ Mark R.S. Foster

MARK R.S. FOSTER

425 Market Street

San Francisco, CA 94105

Telephone: (415) 268-7682

Facsimile: (415) 268-7522

JEth@mofo.com

AWhite@mofo.com

MFoster@mofo.com

RMay@mofo.com

Counsel for the Individual Defendants and Nominal Defendant RH

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